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                                                                    EXHIBIT 23.1

                        SERVICE CORPORATION INTERNATIONAL

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Service Corporation International on Form S-3 (File No. 333-65711), Form S-4 (File No. 333-01857) and Form S-8 (File Nos. 333-33101, 333-00177, 333-00179,
33-9790, 33-17982, 333-68683, 333-82475, 333-70983, and 33-50987) of our report dated March 29, 2000, on our audits of the consolidated financial statements and financial statement schedule of Service Corporation International as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.






/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 29, 2000